MPLX LP Announces Leadership Transition Effective August 1, 2024

•Maryann Mannen elected President and CEO
•Mike Hennigan to transition to Executive Chairman of the Board of Directors
FINDLAY, Ohio, May 13, 2024 – MPLX LP (NYSE: MPLX) today announced its leadership transition plan, effective August 1, 2024. At that time, Maryann T. Mannen, President of Marathon Petroleum Corporation (NYSE: MPC), will succeed Michael J. Hennigan as President and Chief Executive Officer of MPLX GP LLC, the general partner of MPLX. Mannen will continue to serve on the Board of Directors of the general partner of MPLX, and Hennigan will assume the role of Executive Chairman of the Board. Christopher A. Helms will continue as the Board’s independent Lead Director.

Hennigan has led the general partner of MPLX as Chairman of the Board of Directors since April 2020, as CEO since November 2019, and as President since June 2017. Mannen has served as a member of the Board of Directors since February 2021. Helms has been independent Lead Director of the Board since May 2023, having served as a member of the Board since 2012.

“On behalf of the Board of Directors, I want to express my confidence in Maryann to lead MPLX as CEO,” said Hennigan. “Maryann has been an invaluable contributor to the success of the partnership, and I could not be more pleased for unitholders.”

During Hennigan’s leadership as CEO, MPLX’s accomplishments include:

•Return of approximately $15 billion to MPLX unitholders through distributions and unit repurchases, for total unitholder return, with distributions reinvested, of 589% since March 2020; and
•Significant growth of the business, including expansion in the Marcellus, Utica and Permian basins.

“MPLX is well positioned to advance our growth strategy and our disciplined approach to capital allocation,” said Mannen. “I look forward to building on the momentum we’ve created as we continue safely delivering the fuels the world needs.”

Also announced today and effective August 1, 2024, Mannen will lead MPC as its President and CEO, and Hennigan will serve as its Executive Chairman.

About Maryann Mannen
Mannen has served as a member of the Board of Directors of the general partner of MPLX since February 2021. She was elected MPC President effective January 2024, having previously served as Executive Vice President and Chief Financial Officer since January 2021. Before joining MPC, Mannen served as Executive Vice President and Chief Financial Officer of TechnipFMC (a successor to FMC Technologies, Inc.), a leading global engineering services and energy technology company, since 2017. She previously served as Executive Vice President and Chief Financial Officer of FMC Technologies, Inc. since 2014, as Senior Vice President and Chief Financial Officer since 2011, and in various positions of increasing responsibility with FMC Technologies, Inc. since 1986. Mannen also serves on the board of directors of Owens Corning, an insulation, roofing and fiberglass composites company.

About Mike Hennigan
Hennigan was elected MPLX CEO in November 2019 and President in June 2017. He has served as Chairman of the Board of Directors of the general partner of MPLX since April 2020. In addition, Hennigan was elected MPC CEO in March 2020 and has served as a member of the MPC Board of Directors since April 2020. Before joining the general partner of MPLX LP, Hennigan was President, Crude, NGL and Refined Products of the general partner of Energy Transfer Partners L.P. He was President and Chief Executive Officer of Sunoco Logistics Partners L.P. from 2012 to 2017, President and Chief Operating Officer beginning in 2010, and Vice President, Business Development, beginning in 2009. Hennigan also serves on the board of directors of Nutrien, a Canadian agricultural services company.

About Chris Helms
Helms was elected Lead Director of the MPLX GP LLC Board of Directors effective May 2023, having served as a director since 2012. From 2005 until his retirement in 2011, Helms served in various capacities with NiSource Inc. and its affiliate, NiSource Gas Transmission and Storage, including as Executive Vice President and Group Chief Executive Officer. Prior to joining NiSource, Helms held senior executive positions with various energy companies.

About MPLX LP

MPLX is a diversified, large-cap master limited partnership that owns and operates midstream energy infrastructure and logistics assets, and provides fuels distribution services. MPLX's assets include a network of crude oil and refined product pipelines; an inland marine business; light-product terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; and crude and light-product marine terminals. The company also owns crude oil and natural gas gathering systems and pipelines as well as natural gas and NGL processing and fractionation facilities in key U.S. supply basins. More information is available at www.MPLX.com.

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Brian Worthington, Director, Investor Relations
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